EXHIBIT 10.9

Lease Contract

Landlord: (hereinafter referred to as Party A)	Yantai Lantian Co., Ltd.
Tenant: (hereinafter referred to as Party B)	Yantai Jinguan Investment Co., Ltd.

In accordance to the Contract Law of China, Party A and B have reached an agreement through friendly negotiation to conclude the lease contract as follow:

1.	The premises (“the Premises”) is located at 501-505 Lantian International Building, Changjiang Road 59, Development District, Yantai, China. The area of the Premises is 345.54 square meters.

2.	The term of this lease shall be from March 1, 2010 to February 28, 2011.

3.	The total rent for the whole lease term shall be RMB157,566.20.

4.	Party B shall pay a lump sum of half year rent amounted to RMB78,783.10 within 5 days upon effectiveness of this contract; the balance shall be paid on or before August 31, 2010.

5.	Party B shall pay the utilities bill, sewage expenses, property management fee, internet charge, central air conditioning and maintenance fee, etc.

6.	Purpose of the Premises: Office use

7.
In case the Premises and related facilities suffer from any damages or defects owning to normal and natural wear and tear, inherent quality issues or “Act of God” accidents, Party A shall be responsible for the repair and associated costs. Party B shall use the Premises lawfully according to this contract without changing the nature of the Premises and be responsible to repair any internal damages during the usage.

8.
Party B shall not be allowed to reconstruct or alter the construction structure of the Premises. Party B shall be obliged to notify and seek approval from Party A in advance in written form if the internal construction structure of the Premises is altered for non-operational purpose.

9.	Party B shall not transfer the lease of the Premises or sublease it without the approval from Party A. Party B shall take good care of the Premises.

10.	Party B shall pay a deposit amounted to RMB2,000 upon effectiveness of this contract.

11.	Party A shall return the deposit to Party B within ten (10) days after the termination of this contract on the condition that Party B has fulfilled all requirements of this contract.

12.	Termination of the Contract
Party A shall have the right to terminate this contract under the following conditions:
1)	Party B delays the rental payment for more than one (1) month;
2)	Party B alters the construction of the Premises without the permission of Party A;
3)	Party B refuses to repair or maintain the damages to the Premises;
4)	Party B transfers the Premises to a third party without the permission of Party A.

Party B shall have the right to terminate this contract under the following conditions:
1)	Party A delays to transfer the Premises for more than one (1) month after the execution of this contract;
2)	Party A fails to fulfill the responsibility to maintain the Premises in good condition;
3)	Party B notifies Party A to terminate this contract three (3) months in advance.

PARTY A:	Yantai Lantian Co., Ltd.

/s/ Renhua Lian By: Renhua Lian, Legal/Authorized Representative

Date: February 13, 2009

PARTY B:	Yantai Jinguan Investment Co., Ltd.
/s/ Feize Zhang By: Feize Zhang, Legal/Authorized Representative

Date：February 13, 2009